PROMISSORY NOTE

[Date]
$[Amount]	[Location]

FOR VALUE RECEIVED, Flora Growth Corp ("Maker"), hereby promises to pay to the order of [Seller] ("Holder"), at any location designated by Holder, the sum of [Amount Written Out] ($[Amount in Numbers]) together with simple interest on the principal amount outstanding, on the following terms:

1. Interest.

(a) The principal amount of this Subordinated Promissory Note (the "Note") outstanding from time to time shall bear interest at the rate of six percent (6%) per annum (the "Base Rate") commencing on February 1, 2025.

(b) All computations of interest shall be made on the basis of a 365/366-day year for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

2. Payments.  Maker shall make payments to Holder in immediately payable U.S. funds as follows:

(b) Forty-Eight (48) consecutive monthly installments of principal and interest on the first calendar day of each month, beginning on February 1, 2026 and one payment on or before January 30, 2030 ("Maturity Date"), of all outstanding amounts due under the Note.

(c)  Each payment shall be applied first to any late fee, then to interest to date, then to any amount past due, and the balance to principal.

(d) Maker shall have the right to prepay this Note (including accrued interest hereon through the date of prepayment) in full, or in part anytime, without penalty.  However, any prepayments of scheduled installments that are made on a date that is not an installment payment date must be accompanied by interest to the next installment payment date and such prepayment will not be credited to Maker's account until such installment payment date.

3. Default.  An "Event of Default" shall be deemed to have occurred under this Note if Maker fails to (a) make any payment of principal or interest when due and payable under this Note, and Maker fails to cure such payment default within ten (10) business days of receipt of written notice of such default, or (b) comply with or perform any other term, obligation, covenant or condition contained in this Note; and Maker fails to cure such default within ten (10) business days of receipt of written notice of such default.

4. Rights and Remedies of Holder.  Upon the occurrence of an Event of Default by Maker under this Note, then, in addition to all other rights and remedies at law or in equity, Maker shall pay interest on all such amounts due and payable at the Base Rate plus five percent (a total of eleven percent) (11%)) (the "Default Rate").  The Default Rate shall be automatically computed from the occurrence of the Event of Default and shall remain in effect until the Event of Default is cured.

5. Waiver.  Maker hereby irrevocably waives grace, demand, presentment for payment and protest and notice of protest, and non-payment, all other notice, filing of suit and diligence in Holder's collecting this Note.

6. Representations and Warranties of Maker.  Maker hereby represents and warrants the following to Holder:

(a) Maker and its representative executing this Note on its behalf have the full right, power, and authority to execute, deliver and perform this Note, which are not prohibited or restricted under the certificate of formation or limited liability company agreement of Maker. This Note has been duly executed and delivered by an authorized officer of Maker and constitutes a valid and legally binding obligation of Maker enforceable in accordance with its terms.

(b) The execution of this Note and Maker's compliance with the terms, conditions and provisions hereof does not conflict with or violate any provision of any agreement, contract, lease, deed of trust, indenture, or instrument to which Maker is a party or by which Maker is bound, or constitute a default thereunder.

7. Usury Savings Clause.  Notwithstanding anything contained in this Note to the contrary, if collection from Maker of interest at any rate set forth herein would be contrary to applicable laws, then the applicable interest rate shall be the highest interest rate that may be collected from Maker under applicable laws at such time.

8. Choice of Law.  This Note shall be constructed and construed in accordance with the internal laws of the State of Florida, without regard to choice of law principles.

9. Assignment.  Holder may not assign this Note without the prior written consent of Maker, which consent may be granted or withheld at Maker's sole discretion.

10. Notices.  Any and all other notices, elections, demands, requests and responses thereto permitted or required to be given under this Note shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed properly given and effective upon being (a) personally delivered, (b) deposited with an overnight courier service in time for and specifying overnight delivery, or (c) deposited in the United States mail, postage prepaid, certified with return receipt requested to the other party at the address of such other party set forth on the signature page hereto.  All such notices shall be deemed delivered on the date of delivery if sent by personal delivery, the next business day by overnight courier service and seven (7) business days after being deposited in the United States Mail if sent by registered or certified mail.

11. Amendment.  This Note may not be amended, modified or changed nor shall any waiver of any of the provisions hereof be effective, except by an instrument in writing, signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. No failure or delay by Holder to insist upon strict performance or to exercise any right or remedy under this Note will constitute a waiver of any obligation by Maker under this Note.

12. Waiver.  Any failure or delay by Holder to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy under this Note shall not constitute a waiver of the right to exercise the same or any other right at any other time.

13. Severability.  If a court of competent jurisdiction finds that any provision of this Note, or any related agreement, to be illegal, unenforceable, or invalid in whole or in part for any reason, the validity and enforceability of the remaining provisions will not be affected and Maker and Holder of this Note each agree to as nearly and closely as possible conform to the intent of the illegal, unenforceable or invalid provision or provisions, or portion of them.

14. Counterparts.  This Note may be executed in counterparts, all of which when taken together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the day and year first above written.

MAKER:

FLORA GROWTH CORP

By:

Name:

Its:

Address for Notice:

[Address]

Acknowledged and accepted:

HOLDER:

[SELLER]

By: _______________________________________

Name: ___________________ _________________

Its:

Address for Notice:

[Seller Address]